SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 13, 2007
General Finance Corporation
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-32845	32-0163571
(Commission File Number)	(I.R.S. Employer Identification No.)

260 South Los Robles, Suite 217
Pasadena, California	91101
(Address of Principal Executive Offices)	(Zip Code)
(626) 584-9722
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTES
Conversion Rates
     Some of the financial terms and provisions of the material definitive agreements and the acquisition described in this Report are denominated in Australian dollars, as is the historical financial information incorporated by reference in this Report. For convenience, these Australian dollar amounts have been converted into U.S. dollars. One U.S. dollar was equivalent to $0.7880 Australian dollar based on currency exchange rates in effect on March 1, 2007. Unless otherwise indicated, statements in this Report and in the Definitive Proxy Statement referred to herein regarding equivalent U.S. dollars are based on this currency exchange rate. The actual currency exchange rate realized in connection with the payments made upon the completion of the acquisition described in this Report was one U.S. dollar to $0.8407 Australian dollar. The currency exchange rate in effect at any future date also may be different from the one-for-$0.7880 rate generally reflected in this Report. Because our business is presently conducted entirely within Australia, our consolidated financial results stated in U.S. dollars will fluctuate in accordance with changes in currency exchange rates.
Certain References
     References in this Report to “we,” “us,” “our” or the “company” refer to General Finance Corporation (“GFN”) and its direct and indirect subsidiaries, including GFN U.S. Australasia Holdings, Inc., a Delaware corporation (“GFN U.S.”), its subsidiary GFN Australasia Holdings Pty Limited, an Australian corporation (“GFN Holdings”), its subsidiary GFN Australasia Finance Pty Limited, an Australian corporation (“GFN Finance”), and its subsidiary RWA Holdings Pty Limited, an Australian corporation (“RWA”). RWA and its subsidiaries are collectively referred to in this Report as “Royal Wolf.”

		Page
Item 1.01	Entry Into a Material Definitive Agreement	1

Item 2.01	Completion of Acquisition or Disposition of Assets	5

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant	21

Item 3.02	Unregistered Sales of Equity Securities	21

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers	21

Item 5.03	Amendments to Articles of Incorporation; Change in Fiscal Year	21

Item 5.06	Change in Shell Company Status	22

Item 9.01	Financial Statements and Exhibits	22
EXHIBIT 10.12
EXHIBIT 10.13
EXHIBIT 10.14
EXHIBIT 10.15
EXHIBIT 10.16
EXHIBIT 10.17
EXHIBIT 10.18
EXHIBIT 10.19
EXHIBIT 10.20
EXHIBIT 10.21
EXHIBIT 10.22
EXHIBIT 10.23
EXHIBIT 10.24
EXHIBIT 10.25
EXHIBIT 10.26
EXHIBIT 10.27
EXHIBIT 10.28
EXHIBIT 21.1
 i

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Royal Wolf Agreements
     See Item 2.01, below, in this Report for a discussion of the completion of our acquisition of RWA and information regarding Royal Wolf. As a consequence of the RWA acquisition, we are deemed to have succeeded for purposes of our Securities and Exchange Commission reporting requirements to the contracts and agreements of Royal Wolf, including the following contracts and agreements which we consider to be material definitive agreements within the meaning of Securities and Exchange Commission rules:
     Credit Facility – We have arranged to continue Royal Wolf’s existing banking relationship with its senior lender, Australia and New Zealand Banking Group Limited, or ANZ. See the discussion of the ANZ senior credit facility in the section entitled “ANZ Senior Credit Facility,” below, in this Item 1.01.
     Facilities Leases – Following is a description of the contracts under which Royal Wolf occupies certain of its facilities referred to in the section entitled “Properties” in Item 2.01, below, in this Report:
•	Sublease, dated February 7, 2007, between Royal Wolf Trading Australia Pty Ltd and Tyne Container Services Pty Limited, as landlord, under which Royal Wolf subleases approximately 127,200 square feet of shipping container storage, repair and servicing space at 111 Bonds Road, Roselands, New South Wales 2196, Australia, for a current lease term expiring on February 6, 2010. The sublease is subject to renewal for a term of two years. The current base annual rental is approximately AUS$267,000, which is subject to increase on each anniversary of the sublease. This sublease is filed as Exhibit 10.24 of this Report.

•	Commercial Tenancy Agreement, dated October 31, 2006, between Royal Wolf Trading Australia Pty Ltd and Corporate Broking Services Pty Ltd, as landlord, under which Royal Wolf leases approximately 27,600 square feet of manufacturing and assembly space at 31919 Nudgee Road, Banyo, Queensland 4013, Australia, for a current lease term expiring on November 7, 2007. The lease is subject to renewal for a term of one year. The current base annual rental is approximately AUS$249,000. This agreement is filed as Exhibit 10.25 of this Report.

•	Lease, dated October 1, 2006, between Royal Wolf Trading Australia Pty Ltd and GPF No. 3 Pty Ltd, as landlord, under which Royal Wolf subleases approximately 6,800 square feet of commercial office space at Suite 1.01, 22-28 Edgeworth David Avenue, Hornsby, New South Wales 2077, Australia, for a current lease term expiring on November 10, 2010. The current base annual rental is AUS$54,800, which is subject to increase on December 1 of each year of the lease. This lease is filed as Exhibit 10.26 of this Report.
Securities Purchase Agreement
     On September 13, 2007, in conjunction with the closing of the acquisition of RWA, GFN, GFN U.S., GFN Holdings and GFN Finance entered into a securities purchase agreement with Bison Capital Australia, L.P. (“Bison Capital”), pursuant to which GFN Finance issued and sold to Bison Capital, at par, its senior subordinated promissory note in the principal amount of AUS$20 million (the “Bison Note”). We used the net proceeds from the sale of the Bison Note to pay a portion of the purchase price for and contributed the balance to RWA for working capital. Pursuant to the securities purchase agreement, we paid Bison Capital a closing fee of $315,000 and issued to Bison Capital warrants to purchase 500,000 shares of common stock of GFN as described in the section entitled “Warrants and Registration Rights Agreement,” below, in this Item 1.01.

     The Bison Note bears interest at the annual rate of 13.5%, payable quarterly in arrears, commencing October 1, 2007, and matures on March 13, 2013. We may extend the maturity date by one year, provided that we are not then in default. We may not prepay the Bison Note prior to September 13, 2008, and may thereafter prepay the Bison Note at a declining price of 103% of par prior to September 13, 2009, 102% of par prior to September 13, 2010, 101% of par prior to September 13, 2011, and 100% of par thereafter. The maturity of the Bison Note may be accelerated upon an event of default or upon a change of control of GFN Finance or any of its subsidiaries. Payment under the Bison Note is secured by a lien on all or substantially all of the assets of GFN Finance and its subsidiaries, subject to the intercreditor agreement described in the section entitled “Intercreditor Agreement,” below, in this Item 1.01.
     If, during the 66-month period ending on the scheduled maturity date, our common stock has not traded above $10 per share for any 20 consecutive trading days on which the average daily trading volume was at least 30,000 shares (ignoring any daily trading volume above 100,000 shares), upon demand by Bison Capital we will pay Bison Capital on the scheduled maturity date a premium of AUS$1.2 million in cash, less any gains realized by Bison Capital from any prior sale of the warrants and warrant shares. This premium is also payable upon any acceleration of the Bison Note due to an event of default or change of control of GFN Finance or any of its subsidiaries. As a condition to receiving this premium, Bison Capital must surrender to us for cancellation any remaining warrants and warrants shares. The premium will be payable by us on the scheduled maturity date, whether or not the note has been paid by us on or before (or after) that date.
     The securities purchase agreement contains representations, warranties and covenants of the parties that are customary in such agreements.
Guaranty of Bison Note
     In conjunction with entering into the securities purchase agreement, we also entered into a guaranty with Bison Capital under which GFN, GFN U.S. and GFN Holdings agreed to guaranty payment of the indebtedness under the Bison Note and to cause all direct and indirect existing and future subsidiaries of GFN U.S. to do the same.
Warrants and Registration Rights Agreement
     The warrants issued to Bison Capital under the Securities Purchase Agreement represent the right to purchase 500,000 shares of GFN’s common stock at an initial exercise price of $8.00 per share, subject to adjustment for stock splits and stock dividends. The warrants also contain so-called exercise price-type antidilution adjustments that would be triggered by future sales by GFN of common stock, or common stock equivalents, at a price below the then-current market price of the common stock, subject to certain exceptions. The warrants will expire September 13, 2014 to the extent not previously exercised. Bison Capital may pay the exercise price in cash or by means of a so-called net exercise.
     GFN entered into a registration rights agreement with Bison Capital under which we granted Bison Capital the right, on no more than three occasions, to require us to file a registration statement with respect to the resale of our common shares issued or issuable upon exercise of the warrants. We also granted the warrant holders so-called piggyback rights to include the warrant shares in future registration statements that we may file on our own behalf or on behalf of other selling security holders, subject to certain exceptions. We will bear the expenses relating to the preparation and filing of any registration statements covering the warrant shares. The registration rights expire at such time as the warrant shares may be sold under Rule 144(k).

ANZ Senior Credit Facility
     In connection with the closing of our acquisition of RWA, Royal Wolf’s existing senior credit facility with ANZ was amended to increase the total facility limit to AUS$76.6 million, including Royal Wolf’s existing borrowings under the facility, and to make certain other changes relating to our ownership of RWA and related matters. The facility is subject to annual review by ANZ, and is secured by a lien on all or substantially all of the assets of GFN Holdings and its direct and indirect subsidiaries. In connection with the amendment of the facility, we paid ANZ a loan approval fee of AUS$250,000 and agreed to bear certain costs of ANZ.
     The ANZ facility consists primarily of a receivables financing facility and secured loans facility. The material terms and provisions of these facilities are as follows:
     Receivables Financing Facility. Royal Wolf has an accounts receivables facility that allows Royal Wolf, subject to certain terms, to borrow up to AUS$13 million. The facility bears interest at a variable rate equal to the bank bill swap reference rate plus 1.65% per annum, and calls for payment of a monthly facility fee of AUS$5,500. As of September 13, 2007, there were no borrowings outstanding under the receivables financing facility.
     Secured Bank Loans. ANZ has agreed to make available to Royal Wolf secured loans of AUS$40 million and AUS$5 million, respectively. The loans generally mature in September 2012. There is no amortization under the AUS$40 million loan, while there is currently AUS$150,000 amortization per quarter under the AUS$5 million loan. The availability of the secured loans is subject to annual review beginning October 2008, and is limited to the lesser of 85% of (i) the orderly liquidation value (as defined) of the Royal Wolf fleet inventory to be undertaken quarterly or (ii) the net book value (as defined) of the fleet inventory. The loans bear interest at ANZ’s prime rate plus 1.10% — 1.35% per annum, with interest payable quarterly. There is also a per annum charge of 0.5% of the loans facility limit, payable quarterly in advance.
     At the completion of our acquisition of RWA on September 13, 2007, the total secured bank loans balance, including accrued interest, was AUS$43.1 million, of which AUS$0.45 million principal amount is due during fiscal year 2008 and AUS$1.2 million principal amount is due during fiscal years 2009-2011. In connection with the ANZ facility, Royal Wolf has entered into a five-year interest rate hedge of AUS$22.5 million notional amount for five years.
     The ANZ facility contains customary reporting covenants. The material financial covenants and restrictive covenants under the ANZ credit facility are as follows:
     Consolidated Interest Cover: The consolidated interest cover ratio for each financial quarter on a rolling 12-month basis will not, as at the compliance dates, be less than:
•	1.50:1 quarterly through June 30, 2008.

•	2.00:1 as at September 30, 2008, and thereafter through June 30, 2009.

•	2.50:1 as at September 30, 2009, and thereafter through June 30, 2010.

•	3.00:1 as at September 30, 2010, and thereafter through maturity.

     Other Covenants
•	Dividend payments may not be made without prior written consent of ANZ.

•	Any movement of containers outside the shores of Australia and New Zealand will require ANZ’s prior written consent.

•	No additional off or on-balance sheet liabilities in excess of AUS$500,000 without prior written consent of ANZ.

•	ANZ’s written consent is required for sale of container fleet of AUS$3 million or greater in any one transaction.

•	Provision of loans or advances to directors, shareholders, related or associated companies is not to be made without prior written consent from ANZ, excepting AUS$1 million per annum of management fee payments to GFN so long as no default occurs.

•	Interest payments to Bison Capital are permitted subject to no event of default and compliance with the ANZ’s financial covenants, and subject to the terms of the intercreditor agreement described below.

•	No interest payments or repayments of indebtedness may be paid to GFN or related entities without prior written consent of ANZ.
Intercreditor Agreement
     In connection with the amendment of RWA’s senior credit facility with ANZ, we, along with all of our existing direct and indirect subsidiaries, entered into an intercreditor agreement, known in Australia as an intercreditor deed, with ANZ and Bison Capital. In the intercreditor agreement, we agree that no payment may be made to us or our direct or indirect subsidiaries with respect to any indebtedness of GFN Finance or its direct or indirect subsidiaries prior to the repayment, in full, of all indebtedness under the ANZ senior credit facility and under the Bison Note. So long as no “event of default” (as defined) has occurred, GFN Finance Australia may make payments to Bison Capital under the Bison Note.
Shareholders Agreement
     At the closing of the acquisition of RWA described in Item 2.01, below, we entered into a shareholders agreement with Bison Capital setting forth the rights and obligations with respect to our respective shares of GFN U.S. Under the shareholders agreement, Bison Capital will have the option at any time after two years from the closing to require us to purchase its GFN U.S. shares at a specified price. We will have the right at any time prior to the third anniversary of the closing to require Bison Capital to sell to us its GFN U.S. shares at a specified price, provided that Bison Capital has not previously exercised its right to require us to purchase its shares as described. We also will have a second option to purchase Bison Capital’s GFN U.S. shares after three years from the closing for a specified price.
     The shareholders agreement contains various restrictive covenants with respect to the business and operations of GFN U.S. and its subsidiaries with respect to such matters as the sale of material assets outside of the ordinary course of business related-party transactions, issuance or redemption of shares, issuance of subordinated debt other than to GFN and its subsidiaries, payment of dividends, merger or consolidation that results in a change of control of GFN U.S. or any of its subsidiaries, and certain acquisitions of a company or business.

     Under the shareholders agreement, Bison has a right of first refusal to acquire its pro rata share of any equity or subordinated debt offered by GFN U.S. or its subsidiaries to GFN and of any subordinated debt offered by GFN U.S. or its subsidiaries to any third parties.
     We also agreed in the shareholders agreement to indemnify Bison Capital and its affiliates for substantially any matter occurring in connection with the acquisition of the RWA shares by Bison Capital on March 29, 2007 and the sale of the RWA shares to us at the closing, excluding matters involving a breach of representation, warranty or agreement by Bison Capital or Bison Capital’s willful misconduct as determined by a court.
     We agree in the shareholders agreement that we will make any acquisitions of Royal Wolf competitive businesses in the geographic area east of Vietnam, south of Guam and west of Hawaii solely through Royal Wolf. We are not restricted in making acquisitions outside of this geographic area, and Bison Capital will have no right to participate in such other acquisitions. We also will agree to make, or not to make, various U.S. tax elections with respect to GFN U.S. and its subsidiaries, and to indemnify Bison Capital with respect to certain unexpected tax liabilities relating to its ownership of shares.
     The descriptions of the foregoing agreements and instruments do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements and instruments, which are filed as exhibits to this Report. Such exhibits have been included to provide investors and security holders with complete information regarding the respective terms of such agreements and instruments. They are not intended to provide any other factual information about us or the other parties thereto. The representations and warranties of the parties contained in such agreements and instruments are made to, and solely for the benefit of, the other parties. Investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of such agreements and instruments. In addition, the representations and warranties contained in the securities purchase agreement are modified by the underlying disclosure schedules. The information concerning the subject matter of the representations and warranties may change after the date of such agreements and instruments, which changes may or may not be fully reflected in our subsequent public disclosures.
Item 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
Completion of the RWA Acquisition
     On September 13, 2007, we completed the acquisition of RWA. We purchased 86.2% of the outstanding capital stock of RWA, which we hold indirectly through GFN Finance. Bison Capital owns indirectly through GFN Finance the remaining 13.8% of the capital stock of RWA. The selling shareholders were Bison Capital and Cetro Pty Limited, FOMJ Pty Limited, FOMM Pty Limited and TCW Pty Limited. For more information regarding the sellers of the RWA shares and the nature of our relationship with them, see the section of the Definitive Proxy Statement entitled “Information About the Sellers,” which section is incorporated herein by reference.
     Based upon the actual exchange rate of one U.S. dollar to $0.8407 Australian dollar realized in connection with payments made upon completion of the acquisition, the purchase price for the RWA shares was $64.3 million, including deposits of $1,005,000 previously paid by us in connection with the acquisition. We paid the purchase price, less the deposits, by a combination of cash in the amount of $44.7 million plus the issuance to Bison Capital of 1,380 shares of common stock of GFN U.S., constituting 13.8% of the outstanding capital stock of GFN U.S. immediately following the issuance. The aggregate acquisition consideration was approximately $107.7 million, including a total of $2.5 million in cash payable by us in two equal installments on the first and second anniversaries of the acquisition in exchange for a non-compete covenant. The aggregate consideration also includes approximately $40.9 million of indebtedness under Royal Wolf’s senior credit facility with ANZ.

     The purchase price of the RWA shares, excluding any amount attributable to the increase in price after March 29, 2007, was equivalent to the amount paid by Bison Capital to acquire the RWA shares in connection with the signing of the acquisition agreement on March 29, 2007.
Conversion of Shares
     Our stockholders approved the acquisition of RWA at the special meeting of stockholders held on September 11, 2007. The holders of 809,901 shares purchased in our initial public offering voted against the acquisition and exercised their conversion rights to exchange their shares for cash of approximately $7.93 per share, which represents the ratable portion of the cash held in our trust account established in connection with our initial public offering. As a result, there are 9,690,099 shares of our common stock outstanding as of the date of this Report.
Material Terms of the Acquisition
     The material terms of the acquisition agreement, known in Australia as a share sale deed, are described in our revised definitive proxy statement (SEC File No. 001-32845) filed with the Securities and Exchange Commission on August 10, 2007 (the “Definitive Proxy Statement”) in the sections entitled “Consideration of the Acquisition” and the “Acquisition Agreement” beginning on pages 34 and 64, respectively, which sections are incorporated herein by reference.
     The following information reflects our business and securities upon the closing of the acquisition of RWA, and is provided pursuant to this Item 2.01, because we were a shell company, as that term is defined in Rule 12b-2 under the Securities Exchange Act of 1934 immediately prior to the closing. Except as set forth below, the following information was previously reported in the Definitive Proxy Statement as indicated.
Business
     See the section entitled “Information About Royal Wolf” beginning on page 87 of the Definitive Proxy Statement.
Risk Factors
     See the section entitled “Risk Factors” beginning on page 20 of the Definitive Proxy Statement.
Financial Information
     See our financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the year ended December 31, 2006 and in our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2007 and June 30, 2007, respectively.
     See the RWA financial statements beginning on page F-2 of the Definitive Proxy Statement and entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Royal Wolf” beginning on page 14 of the Definitive Proxy Statement.
     For quantitative and qualitative disclosures about market risk, see Note 20 of the Notes to Consolidated Financial Statements, beginning on page F-51 of the Definitive Proxy Statement.

Selected Unaudited Pro Forma Condensed Combined Financial Information
     Set forth below is unaudited pro forma condensed combined financial information which is intended to reflect how our acquisition of RWA might have affected our historical financial statements if the acquisition had been completed at an earlier time as discussed below:

The following summary unaudited pro forma condensed combined financial information was prepared based on the historical financial results of us and RWA. The historical results for RWA have been adjusted to conform with U.S. GAAP and converted to U.S. dollars at the average exchange rate during the periods presented in the statements of income and at June 30, 2007 for the balance sheet. The following should be read in connection with “Unaudited Pro Forma Condensed Combined Financial Statements” and the historical financial statements of RWA that are contained in this Report.

The unaudited pro forma balance sheet data assumes that the acquisition took place on June 30, 2007 and combines RWA’s June 30, 2007 unaudited consolidated balance sheet data with our unaudited June 30, 2007 balance sheet data. The unaudited pro forma statements of operations data for the six months ended June 30, 2007 and for the twelve months ended December 31, 2006 gives effect to the acquisition as if it had occurred on January 1, 2007 and on January 1, 2006, respectively, and combines the results of operations of us and RWA for the periods indicated.

The summary unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of our combined financial condition or results of operations for future periods or the combined financial condition or results of operations that actually would have been realized had we acquired and owned RWA during these periods:

	Pro Forma
	Six Months Ended	Twelve Months Ended
	June 30, 2007	December 31, 2006
	Assuming Actual	Assuming Actual
	Conversions(1)	Conversions(1)
	(In thousands except per share data)

Statement of Operations Data:
Revenues	$41,241	$59,489
Net loss	(101)	(2,024)
Net income (loss) per share:
Basic	(0.01)	(0.21)
Diluted	(0.01)	(0.21)

Pro Forma
June 30, 2007
Assuming Actual
Conversions(1)
(In thousands)

Balance Sheet Data:
Cash and cash equivalents	$16,786
Total assets	132,443
Long-term debt	54,211
Other long-term liabilities	1,022
Minority interest	7,317
Stockholders’ equity	53,955

(1)	Reflects the actual conversion of 809,901 of our IPO shares into a pro rata share of the funds held in our trust account.

Comparative Unaudited Historical and Pro Forma Per Share Data

The following table sets forth audited historical and unaudited pro forma per share ownership information of us after giving effect to the acquisition and to the actual conversion of our IPO shares by our stockholders. You should read this information in conjunction with our selected historical financial information referred to in this Report. The unaudited pro forma per share information is derived from, and should be read in conjunction with, the “Unaudited Pro Forma Condensed Combined Financial Statements” and related notes included in this Report.

The unaudited pro forma condensed earnings per share information below does not purport to represent the earnings per share that would have been achieved had we acquired and owned RWA during the periods presented, nor earnings per share for any future date or period. The unaudited pro forma book value per share information below does not purport to represent what our value would have been had we acquired and owned RWA.

	Six Months Ended		Year Ended
	June 30, 2007	June 30, 2006	December 31, 2006
	(Unaudited)

Historical:
Basic income per share	$(0.02)	$0.05	$0.06
Diluted income per share	(0.02)	0.05	0.05

	Six Months Ended	Year Ended
	June 30, 2007	December 31, 2006

Pro Forma Consolidated:
Basic loss per share assuming actual conversions(1)	$(0.01)	$(0.21)
Diluted loss per share assuming actual conversions(1)	(0.01)	(0.21)

Shares Used to Compute Basic Per Share Data:
Assuming actual conversions(1)	9,690,000	9,690,000
Shares Used to Compute Diluted Per Share Data:
Assuming actual conversions(1)	9,690,000	9,690,000

June 30, 2007

Historical Book Value of Stockholders’ Equity Per Share	$4.95
Pro Forma Book Value of Stockholders’ Equity Per Share:
Assuming actual conversions(1)	$5.57

(1)	Reflects the actual conversion of 809,901 of our IPO shares into a pro rata share of the funds held in our trust account.

Unaudited Pro Forma Condensed Combined Financial Statements

The following unaudited pro forma condensed combined balance sheet combines our historical unaudited balance sheet as of June 30, 2007 and the historical unaudited balance sheet of Royal Wolf as of June 30, 2007, giving effect to the acquisition as if it had occurred on June 30, 2007.

The following unaudited pro forma condensed combined statements of operations combine (i) the historical unaudited statements of operations of us and Royal Wolf for the six months ended June 30, 2007, giving effect to the acquisition as if it had occurred on January 1, 2007, and (ii) the historical audited statements of operations of us and the unaudited statements of operations of Royal Wolf for the twelve months ended December 31, 2006, giving effect to the acquisition as if it had occurred on January 1, 2006. The unaudited statements of operations of Royal Wolf for the twelve months ended December 31, 2006 were derived by combining the results for the six-month period from January 1, 2006 to June 30, 2006 with the period from July 1, 2006 to December 31, 2006, as Royal Wolf’s fiscal year end is June 30. In addition, all unaudited pro forma condensed combined financial information presented for Royal Wolf has been adjusted to conform with U.S. GAAP and converted into U.S. dollars at the average exchange rate during the periods in the pro forma income statements and at the exchange rate at June 30, 2007 for the pro forma balance sheets. The conversion using these historical exchange rates would result in different U.S. dollar amounts from those appearing elsewhere in this proxy statement due to the more current exchange rate used elsewhere in this proxy statement.

The historical financial information has been adjusted to give effect to pro forma events that are directly attributable to the acquisition, are factually supportable and, in the case of the pro forma income statements, have a recurring impact.

The following information should be read in conjunction with the pro forma condensed combined financial statements:

•	Accompanying notes to the unaudited pro forma condensed combined statements;

•	Separate historical financial statements of Royal Wolf for the periods ended December 31, 2006 and June 30, 2006 referred to in this Report; and

•	Our separate historical financial statements for the quarter ended June 30, 2007 and the year ended December 31, 2006, as filed with the Securities and Exchange Commission.

The unaudited pro forma condensed combined balance sheet at June 30, 2007 and unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2007 and for the twelve months ended December 31, 2006 give effect to the actual conversion of our IPO shares by our stockholders.

This information to aid you in your analysis of the financial aspects of the acquisition. The unaudited pro forma information is not necessarily indicative of the financial position or results of operations that may have actually occurred had the acquisition taken place on the dates noted, or the future financial position or operating results of the combined company.

The pro forma adjustments are based upon available information and assumptions that we believe are reasonable. Under the purchase method of accounting, the total purchase price will be allocated to the net tangible and intangible assets acquired and liabilities assumed, based on various estimates of their respective fair values. We will determine the estimated fair values of assets and liabilities in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations, with the assistance of third party valuation specialists. As none of the work has commenced at this time, management has determined to allocate all of such adjustments to “goodwill and intangible assets”. The final allocation of the purchase price may result in a reclassification from “goodwill and intangible assets” to specific amortizable assets, which may result in a significant non-cash increase in operating expenses.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
June 30, 2007
Assuming Actual Conversions

			Pro Forma		Pro Forma
	GFN	Royal Wolf	Adjustments		Combined
	(In thousands except share data)

ASSETS
Current assets:
Cash	$59	$886	$68,218	(a)	$16,786
			(44,700	)(b)
			(1,250	)(b)
			(6,427	)(b)
Cash held in trust account	68,218	—	(68,218	)(a)	—
Other current assets	111	18,794	—		18,905

Total current assets	68,388	19,680	(52,377)		35,691
Property and equipment, net	2	43,664	—		43,666
Goodwill and intangible assets, net	—	4,080	2,546	(b)	51,089
			717	(b)
			43,746	(b)
Other assets	1,639	1,363	(1,005	)(b)	1,997

Total assets	$70,029	$68,787	$(6,373)		$132,443

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$660	$8,642	$—		$9,302
Accrued and other current liabilities	4,014	12,216	717	(b)	6,636
			(1,380	)(b)
			(9,383	)(b)
			452	(c)

Total current liabilities	4,674	20,858	(9,594)		15,938

Long term liabilities:
Notes payable	—	33,811	20,400	(b)	54,211
Other long term liabilities	—	1,022	—		1,022

Total long term liabilities	—	34,833	20,400		55,233

Common stock subject to possible conversion, 809,901 shares at conversion value	13,339	—	(13,339	)(b)	—

Minority interest	—	—	7,317	(b)	7,317
Stockholders’ equity:
Common stock	1	13,103	(13,103	)(b)	1
Retained earnings	238	(7)	7	(b)	1,238
			1,000	(b)
Additional paid-in capital	51,777	—	(7,317	)(b)	52,716
			130	(b)
			6,912	(b)
			1,214	(b)

Total stockholders’ equity	52,016	13,096	(11,157)		53,955

Total liabilities and stockholders’ equity	$70,029	$68,787	$(6,373)		$132,443

See notes to unaudited pro forma condensed combined financial statements

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
Six Months Ended June 30, 2007
Assuming Actual Conversions

			Pro Forma		Pro Forma
	GFN	Royal Wolf	Adjustments		Combined
	(In thousands, except share and per share data)

Revenue	$—	$41,241	$—		$41,241
Cost of sales	—	26,418	—		26,418

Gross margin	—	14,823	—		14,823
Operating expenses	1,557	9,180	(764	)(h)	9,973
Depreciation and amortization	—	1,044	609	(e)	1,653

Operating (loss)/income	(1,557)	4,599	155		3,197
Interest income	(1,312)	—	901	(g)	(411)
Interest expense	72	2,160	523	(d)	2,832
			77	(f)
Other expenses	8	—	—		8

Total other expenses/(income)	(1,232)	2,160	1,501		2,429

Income/(loss) before provision for income taxes and minority interest	(325)	2,439	(1,346)		768
Provision/(credit) for income taxes	(110)	1,356	(410	)(i)	836
Minority interest	—	—	(33	)(j)	(33)

Net income/(loss)	$(215)	$1,083	$(969)		$(101)

Net loss per share:
Basic					$(0.01)

Diluted					$(0.01)

Weighted average shares outstanding:
Basic					9,690,000 (k)

Diluted					9,690,000 (k)

See notes to unaudited pro forma condensed combined financial statements

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
Twelve Months Ended December 31, 2006
Assuming Actual Conversions

			Pro Forma		Pro Forma
	GFN	Royal Wolf	Adjustments		Combined
	(In thousands except share and per share data)

Revenue	$—	$59,489	$—		$59,489
Cost of sales	—	36,782	—		36,782

Gross margin	—	22,707	—		22,707
Operating expenses	1,171	17,751	(784	)(h)	18,138
Depreciation and amortization	—	3,151	1,134	(e)	4,285

Operating (loss)/income	(1,171)	1,805	(350)		284
Interest income	(1,889)	—	1,315	(g)	(574)
Interest expense	21	3,292	1,747	(d)	5,206
			146	(f)
Other expenses	—	39	—		39

Total other expenses/(income)	(1,868)	3,331	3,208		4,671

Income/(loss) before provision for income taxes and minority interest	697	(1,526)	(3,558)		(4,387)
Provision/(credit) for income taxes	240	(1,173)	(1,089	)(j)	(2,022)
Minority interest	—	—	341	(j)	341

Net income/(loss)	$457	$(353)	$(2,128)		$(2,024)

Net loss per share:
Basic					$(0.21)

Diluted					$(0.21)

Weighted average shares outstanding:
Basic					9,690,000 (k)

Diluted					9,690,000 (k)

See notes to unaudited pro forma condensed combined financial statements

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS
(Amounts in thousands, except share data)

For purposes of these unaudited pro forma condensed combined financial statements, we have assumed the acquisition consideration at June 30, 2007 to be:

Acquisition consideration	$110,602
Transaction costs	2,000

Total acquisition consideration	$112,602

The acquisition consideration will be satisfied as follows:

Cash from trust account	$44,700
Deposit paid to Royal Wolf sellers	1,005
Contemplated financing:
Amended revolver	38,058
Mezzanine financing (including 500,000 warrants with an estimated value of $1,214)	16,976

55,034

Non-compete agreement	2,546
Issuance of shares of capital stock resulting in minority interest of 13.8%	7,317

$110,602

Adjustments included in the column under the heading “Pro Forma Adjustments” include adjustments:

(a) To record the reclassification of funds held in trust by Continental Stock Transfer & Trust Company;

(b) Of $44,700 to reflect the cash payment portion of the acquisition (net of $1,005 deposit paid); $1,250 of the $1,380 to reflect the payment for deferred underwriters commission, with the balance of $130 reflected as an increase in equity; $2,546 to reflect the contractual consideration payable for non-compete agreement that will be entered into with the sellers; $717 to reflect the estimated deferred financing costs; $11,017 ($9,383 reduction in the current portion and an increase of $20,400 in the long-term portion) to reflect the adjustment for the contemplated financing of a portion of the acquisition consideration ($38,058 in a refinanced revolver, $15,762 in new mezzanine debt); $1,214 representing the estimated value of 500,000 warrants issued in connection with the mezzanine financing; $6,912 to reflect the increase in equity of the $13,339 common stock subject to possible conversion, and $6,427 to reflect the payment in cash to our converting stockholders; $13,103 to reflect the reclassification of Royal Wolf’s common stock to additional paid-in capital; $7 to reflect the elimination of Royal Wolf’s accumulated deficit; $1,000 to increase our retained earnings for direct costs of the acquisition incurred through June 30, 2007, which reflects the recapitalization of such costs by us as the accounting acquirer; $7,317 to record minority interest of 13.8%; and $43,746 to record goodwill and other intangibles under the purchase method of accounting;

(c) To reflect the estimated direct costs of the acquisition not recorded at June 30, 2007;

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS — (Continued)

(d) To adjust interest expense to 8.0% on the amended revolver and 13.5% (plus amortization of discount) on the mezzanine financing based upon the contemplated financing, as follows:

	Six months ended	Twelve months ended
	June 30, 2007	December 31, 2006

Estimated interest on contemplated financing:
Amended revolver	$1,456	$2,732
Mezzanine financing	1,202	2,251

	2,658	4,983

Other interest — financing leases	25	56

Estimated interest related to Royal Wolf	2,683	5,039
Interest expense recorded	2,160	3,292

Pro forma adjustment	$523	$1,747

(e) To reflect the amortization over two years of the non-compete intangible asset;

(f) To reflect amortization expense over five and one-half years of the estimated deferred financing costs;

(g) To adjust interest income based on reduction of cash in trust after acquisition;

(h) To adjust operating expenses for our direct costs of the acquisition incurred during the period;

(i) To adjust provision for income taxes based on adjustment of interest income, interest expense and amortization expense. However, no benefit has been recorded for any portion of goodwill that may be deductible for income tax purposes; and

(j) To record the minority interest effect of 13.8% on the combined statements of income; and

(k) Weighted average shares outstanding are comprised of the following:

	For the six months ended		For the twelve months ended
	June 30, 2007		December 31, 2006
	Basic	Diluted	Basic	Diluted

Common stock issued to initial stockholder	1,875,000	1,875,000	1,875,000	1,875,000
Common stock issued in connection with the IPO	7,500,000	7,500,000	7,500,000	7,500,000
Common stock issued in connection with underwriters’ over-allotment option	1,125,000	1,125,000	1,125,000	1,125,000
Common stock converted to cash	(810,000)	(810,000)	(810,000)	(810,000)

	9,690,000	9,690,000	9,690,000	9,690,000

As a result of the net loss reflected in the unaudited pro forma condensed combined statements of income, basic and diluted shares used are the same.

Employees
     See the section entitled “Employees” on page 95 of the Definitive Proxy Statement.
Properties
     Our principal executive office is located at 260 South Los Robles, Suite 2137, Pasadena, California 91101. Royal Wolf’s facilities are described in the section entitled “Information about Royal Wolf—Branch Network” beginning on page 93 of the Definitive Proxy Statement. See also Note 21 of the Notes to Consolidated Financial Statements on pages F-56 and F-57 of the Definitive Proxy Statement. See also the information in the section “Facilities Leases” in Item 1.01, above, in this Report, which information is incorporated herein by reference.
Security Ownership of Certain Beneficial Owners and Management
     The following table sets forth information regarding the beneficial ownership of our common stock as of September 13, 2007:
•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our executive officers and directors; and

•	all of our current executive officers and directors as a group.

     Unless otherwise noted, we believe that each beneficial owner named in the table has sole voting and investment power with respect to the shares shown, subject to community property laws where applicable. An asterisk (*) denotes beneficial ownership of less than one percent.

	Beneficial Ownership
	Number of	Percent of
Name	Shares (1)	Class (1)
Ronald F. Valenta(2)	2,605,466	22.3%

John O. Johnson(3)	665,617	6.2%

James B. Roszak	22,500	(* )

Lawrence Glascott	22,500	(* )

Manuel Marrero	22,500	(* )

David M. Connell	22,500	(* )

Marc Perez	18,750	(* )

Charles E. Barrantes(4)	45,000	(* )

Robert Allan	800	(* )

Gilder, Gagnon, Howe & Co. LLC(5)	1,076,540	10.3%

Olawalu Holdings, LLC(6)	642,000	6.1%
2863 S. Western Avenue Palos Verdes, California 90275

Ronald L. Havner, Jr.(7) LeeAnn R. Havner The Havner Family Trust	671,500	6.2%
c/o Public Storage, Inc. 701 Western Avenue Glendale, California 91201

Jonathan Gallen(8)	1,755,000	15.9%
299 Park Avenue, 17th Floor New York, New York 10171

Neil Gagnon(9)	1,114,514	10.6%
1370 Avenue of the Americas, Suite 2400 New York, New York 10019

Jack Silver(10)	2,032,610	16.3%
SIAR Capital LLC 660 Madison Avenue New York, New York 10021

All officers and directors as a group (nine persons)(11)	3,412,133	28.3%

(1)	Based on 10,500,000 shares of common stock outstanding on September 13, 2007. We also have outstanding warrants to purchase shares of common stock that became exercisable upon the closing of the RWA acquisition. The shares of common stock subject to our outstanding warrants and any outstanding stock options exercisable within 60 days of September 13, 2007, are deemed outstanding for purposes of computing the percentage ownership of the person holding such warrants or options, but not for purposes of computing the percentage of any other holder. Any warrant shares and option shares are indicated by footnote.

(2)	Mr. Valenta’s business address is c/o General Finance Corporation, 260 South Los Robles, Suite 217, Pasadena, California 91101. The shares shown include 13,500 shares owned by Mr. Valenta’s wife and minor children, as to which Mr. Valenta’s shares voting and investment power with his wife. The shares shown also include 1,181,966 shares subject to warrants held by Mr. Valenta. The shares shown exclude the shares referred to in note (7), below.

(3)	The shares shown include 309,367 shares subject to warrants held by Mr. Johnson.

(4)	The shares shown consist of shares subject to options held by Mr. Barrantes.

(5)	Information is based upon a Schedule 13G filed with respect to our company filed with the Securities and Exchange Commission on March 12, 2007. Gilder, Gagnon, Howe & Co. LLC is a New York limited liability and broker or dealer registered under the Securities Exchange Act of 1934. The shares shown include 23,720 shares as to which Gilder, Gagnon, Howe & Co. LLC has sole voting power and 1,076,540 shares as to which it shares voting and investment power. Of these 1,076,540 shares, 930,380 shares are held in customer accounts under which partners or employees of Gilder, Gagnon, Howe & Co. LLC have discretionary authority to dispose or direct the disposition of the shares, 102,440 shares are held in accounts of its partners and 33,720 shares are held in its profit-sharing plan.

(6)	Information is based upon a Schedule l3G with respect to our company filed on February 27, 2007 with the Securities and Exchange Commission. Olawalu Holdings, LLC, or Olawalu, is a Hawaiian limited liability company, of which Mr. Rick Pielago is the manager. Olawalu shares voting and investment power as to all of tile shares shown with Lighthouse Capital Insurance Company, a Cayman Islands exempted limited company, and the Ronald Valenta Irrevocable Life Insurance Trust No. 1, a California trust, of which Mr. Pielago is trustee. The Ronald Valenta Irrevocable Life Insurance Trust No. 1 is an irrevocable family trust established by Mr. Valenta in December 1999 for the benefit of his wife at the time, any future wife, and their descendants. Mr. Valenta, himself, is not a beneficiary of the Trust, and neither he nor his wife or their descendants has voting or investment power, or any other legal authority, with respect to the shares shown. Mr. Valenta disclaims beneficial ownership of our shares held by the Trust. Mr. Pielago may be deemed to be the control person of Olawalu and the Ronald Valenta Irrevocable Life Insurance Trust No. 1.

(7)	The shares shown include 7,000 shares as to which Ronald L. Havner has sole voting power and 3,000 shares as to which his wife, LeeAnn R. Havner, has sole voting power. Mr. and Mrs. Havner are Co-Trustees of The Havner Family Trust. The Trust owns 434,251) shares and warrants to purchase 227,250 shares. As Co-Trustees of the Trust, Mr. and Mrs. Havner may he deemed to beneficially own all of the shares held by the Trust, Information is based upon a Schedule 13D filed with respect to our company with the Securities and Exchange Commission on February 9, 2007.

(8)	Information is based upon a Schedule 13G with respect to our company filed on September 14, 2007 with the Securities and Exchange Commission and upon subsequent filings on Forms 3 and 4 with respect to transactions in our securities. The shares shown are held by Ahab Partners, L.P., Ahab International, Ltd., Queequeg Partners, L.P., Queequeg, Ltd. and one or more other private funds managed by Mr. Gallen. The shares shown include 505,000 shares subject to warrants.

(9)	Information is based upon a Schedule 13G with respect to our company filed on August 21, 2007 with the Securities and Exchange Commission. The shares shown include: (i) 157,572 shares beneficially owned by Mr. Gagnon; (ii) 8,390 shares beneficially owned by Mr. Gagnon over which he has sole voting power and shared dispositive power; (iii) 95,777 shares beneficially owned by Lois Gagnon, Mr. Gagnon’s wife, over which he has shared voting power and shared dispositive power; (iv) 1,850 shares beneficially owned by Mr. Gagnon and Mrs. Gagnon as Joint Tenants with Rights of Survivorship, over which he has shared voting power and shared dispositive power; (v) 23,955 shares held by the Lois E. and Neil E. Gagnon Foundation, of which Mr. Gagnon is a trustee and over which he has shared voting power and shared dispositive power; (vi) 36,995 shares held by the Gagnon Family Limited Partnership, of which Mr. Gagnon is a partner and over which lie has shared voting power and shared dispositive power; (vii) 31,500 shares held by the Gagnon Grandchildren Trust over which Mr. Gagnon has shared dispositive power but no voting power; (viii) 298,765 shares held by four hedge funds, of which Mr. Gagnon is either the principal executive officer of the manager or the managing member of a member of the general partner or the managing member: (ix) 1,605 shares held by the Gagnon Securities LLC Profit Sharing Plan and Trust, of which Mr. Gagnon is a trustee; (x) 1,155 shares held by the Gagnon Securities LLC Profit Sharing Plan and Trust; and (xi) 648,874 shares held for certain customers of Gagnon Securities LLC, of which Mr. Gagnon is the managing member and the principal owner and over which he has shared dispositive power but no voting power.

(10)	Information is based upon a schedule 13G filed with respect to our company on September 18, 2007. The shares shown include: (i) 342,500 shares issuable upon exercise of warrants held by Sherleigh Associates Inc. Defined Benefit Pension Plan, a trust of which Mr. Silver is the trustee; (ii) 1,590,110 shares issuable upon exercise of warrants held by Sherleigh Associates Inc. Profit Sharing Plan, a trust of which Mr. Silver is the trustee; and (iii) 100,000 shares held by Sherleigh Associates Inc. Defined Benefit Pension Plan, a trust of which Mr. Silver is a trustee.

(11)	The shares shown include a total of 1,536,333 shares subject to warrants and options owned by our directors and executive officers.
Directors and Executive Officers and Executive Compensation; Certain Relationships and Related Transactions
     See the sections entitled “Information about Royal Wolf—Compensation Discussion and Analysis,” “Directors and Management Following the Acquisition” and “Certain Relationships and Related Transactions” beginning on pages 97, 123 and 131, respectively, of the Definitive Proxy Statement.
     At a special meeting of our board of directors held on September 11, 2007, our board adopted and approved a new schedule of compensation of our non-employee directors. The new compensation schedule was based upon recommendations of the compensation committee of our board in light of the fact that, upon completion of the RWA acquisition, we are no longer a shell company as referred to in Item 5.06, below, in this Report.

     The following table summarizes the new schedule of compensation of our non-employee directors (directors who also serve as officers or employee currently receive no additional compensation for their services as directors). The annual compensation shown became effective September 13, 2007, and will be prorated for our current fiscal year ending June 30, 2008. In addition to the compensation set forth below, each director is also eligible for reimbursement of reasonable expenses incurred in connection with the director’s services.

Annual Retainer (1)	$30,000
Additional Annual Retainer – Audit Committee Chair	$10,000
Additional Annual Retainer – Compensation Committee Chair	$7,500
Additional Annual Retainer – Nominating Committee Chair	$3,000
Board Meeting Attendance Fee(2)	$1,500
Committee Meeting Attendance Fee(3)	$750
Telephonic Meeting Attendance Fee(4)	$500

(1)	Payable to all non-employee directors other than the Chairman of the Board, whose annual retainer is $40,000. The annual retainer is payable in advance in semi-annual increments on June 30 and December 31, as are the additional annual retainers payable to Committee Chairs.

(2)	Payable to each non-employee director other than the Chairman of the Board, whose fee is $2,000, for each scheduled board meeting day attended, as well as for the days the directors spend working on our business matters.

(3)	Payable to each non-employee director for each committee meeting attended. Each director is also eligible for reimbursement of reasonable expenses incurred in connection with attendance at committee meetings.

(4)	Payable to each non-employee director for each telephonic meeting attended.
     On September 11, 2007, our board of directors also adopted an informal policy with respect to future stock-based compensation of our non-employee directors. Under the policy, our board of directors will consider making stock option grants upon each director’s initial election or appointment to the board, as well as at each annual stockholders meeting thereafter following which an incumbent director continues to serve as a director. Any actual stock option grants or other stock-based compensation paid to our non-employee directors, however, will be made only as and when approved by the board in the future.
Legal Proceedings
     See the section entitled “Information about Royal Wolf—Legal Proceedings” on page 97 of the Definitive Proxy Statement.
Market Price of and Dividends on Common Stock
     Our units, common stock and warrants are listed on the American Stock Exchange under the symbols “GFN.U,” GFN” AND “GFN.WS,” respectively. The following table sets forth the range of high and low sales prices for the units, common stock and warrants for the periods indicated since the units commenced public trading on April 10, 2006, and since the common stock and warrants commenced public trading separately on June 13, 2006:

	Units		Common Stock		Warrants
	High	Low	High	Low	High	Low
2007:
Third Quarter (through September 12)	$9.70	$8.80	$8.00	$7.43	$1.95	$1.60

Second Quarter	$9.75	$9.00	$7.95	$7.56	$1.96	$1.45

First Quarter	$9.60	$8.50	$7.95	$7.46	$1.80	$1.10

2006:
Fourth Quarter	$8.00	$7.81	$7.70	$7.25	$1.15	$0.62

Third Quarter	$8.45	$7.75	$7.36	$7.22	$0.85	$0.63

Second Quarter	$8.06	$7.75	$7.35	$7.24	$0.80	$0.63
Holders
     As of September 12, 2007, there was one holder or record of our units and our warrants and there were eight holders of record of our common stock. We believe that there are hundreds of beneficial holders of our units, warrants and common stock.
Dividends
     We have not paid any dividends on our common stock, and our board of directors do not anticipate paying any dividends in the foreseeable future. The payment of dividends will be within the discretion of our board of directors and will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition.
Equity Compensation Plans
     See the section entitled “Equity Compensation Plan” on page 17 of our Annual Report on Form 10-K for the year ended December 31, 2006.
Recent Sales of Unregistered Securities
     See Part II, Item 15, of our Registration Statement on Form S-1, as amended (File No. 333-129830) (the “Registration Statement”).
Description of the Company’s Securities
     See the section entitled “Description of Securities” in the Registration Statement, which section is incorporated herein by reference.
Indemnification of Directors and Officers
     See Part II, Item 14, of the Registration Statement.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosures
     Not applicable.
Financial Statements and Supplementary Data
     See our financial statements and supplementary financial information contained in our Annual Report on Form 10-K for year ended December 31, 2006 and in our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2007 and June 30, 2007, respectively, and the financial statements of RWA included beginning on page F-2 of the Definitive Proxy Statement.
     See also the pro forma financial statements in the section entitled “Unaudited Pro Forma Condensed Combined Financial Statements” and the supplementary financial information in the section entitled “Selected Unaudited Pro Forma Condensed Combined Financial Information” above in this Report.
ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
     See the information in Item 1.01, above, regarding the issuance of senior subordinated promissory notes of our GFN Australasia subsidiary and our guaranty of payment under the senior subordinated promissory notes, which information is incorporated herein by reference.
ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES
     See the information regarding our recent warrant grant to Bison Capital in Item 1.01, above, which information is incorporated herein by reference. The grant of the warrant was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) of the Act and Regulation D thereunder.
ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS
     As a result of our acquisition of RWA, Robert Allan, the Chief Executive Officer of Royal Wolf Trading Pty Limited, RWA’s principal operating subsidiary, became one of our principal operating officers. For a description of the terms of the employment agreement under which Mr. Allan serves as Chief Executive Officer of Royal Wolf Trading Pty Limited, see the section entitled “Directors and Management Following the Acquisition – Employment Agreements” on page 124 of the Definitive Proxy Statement.
ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION; CHANGE OF FISCAL YEAR
     On September 11, 2007, our board of directors determined to change our fiscal year from December 31 to June 30. We intend to file a transition report on Form 10-K with respect to the six-month period ended June 30, 2007.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS
     As a result of the acquisition of RWA, we are no longer a shell company as defined in Rule 12b-2 under the Securities and Exchange Act of 1934, as amended. The material terms of the acquisition are described in Item 2.01, above, in this Report, which information is incorporated herein by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
     (a) Financial statements of businesses acquired.
     See the “Index to Financial Statements” on page F-1 of the Definitive Proxy Statement.
     (b) Exhibits.
     See the “Index to Exhibits” in this Report for a description of the exhibits included or incorporated by reference in this Report, which description incorporated herein by reference.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL FINANCE CORPORATION
Dated: September 19, 2007	By:	/s/ RONALD F. VALENTA
Ronald F. Valenta
Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
2.1	Deed of Variation (No. 3) to Share Sale Deed, dated as of September 12, 2006, by and among Registrant, Bison Capital Australia LP, GFN Australasia Finance Pty Limited, Equity Partners Two Pty Limited, Cetro Pty Limited, FOMJ Pty Limited, FOMM Pty Limited, TWE Pty Limited, Michael Paul Baxter, James Harold Warren, Paul Henry Jeffery and Peter Linden McCann, as previously amended as of January 19, 2007 and March 9, 2007 (incorporated by reference to Annex A to Registrant’s revised definitive Proxy Statement filed August 10, 2007).

3.1	Amended and Restated Certificate of Incorporation filed April 4, 2006 (incorporated by reference to Exhibit 3.1 to Registrant’s Form S-1/A filed April 5, 2006).

3.2	Bylaws as of October 14, 2005 (incorporated by reference to Exhibit 3.2 to Registrant’s Form S-1 filed November 18, 2005).

4.1	Form of Unit Certificate (incorporated by reference to Exhibit 4.1 to Registrant’s Form S-1/A filed March 8, 2006).

4.2	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.2 to Registrant’s Form S-1/A filed February 6, 2006).

4.3	Form of Warrant Certificate (incorporated by reference to Exhibit 4.3 to Registrant’s Form S-1/A filed March 8, 2006).

10.1	Unit Purchase Option granted to Morgan Joseph & Co. Inc. dated April 10, 2006 (incorporated by reference to Exhibit 10.1 to Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006).

10.2	Warrant Agreement dated April 5, 2006 between Continental Stock Transfer & Trust Company and General Finance Corporation (incorporated by reference to Exhibit 10.2 to Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006).

10.3	Investment Management Trust Agreement dated April 5, 2006 between Continental Stock Transfer & Trust Company and General Finance Corporation (incorporated by reference to Exhibit 10.3 to Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006).

10.4	Stock Escrow Agreement dated April 5, 2006 between General Finance Corporation, Continental Stock Transfer & Trust Company and certain stockholders (incorporated by reference to Exhibit 10.4 to Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006).

10.5	Amended and Restated Warrant Purchase Agreements dated April 5, 2006 by and between Morgan Joseph & Co. Inc and each of Ronald F. Valenta and John O. Johnson (incorporated by reference to Exhibit 10.5 to Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006).

10.6	Amended and Restated Letter Agreement dated March 3, 2006 among the Registrant, Morgan Joseph & Co., and each of David M. Connell, Lawrence Glascott, Manuel Marrero, James B. Roszak, John O. Johnson and Marc Perez and Amended and Restated Letter Agreement dated March 3, 2006 among the Registrant, Morgan Joseph & Co. Inc. and Ronald F. Valenta (incorporated by reference to Exhibit 10.1 to Registrant’s Form S-1/A filed March 8, 2006).

Exhibit
Number	Exhibit Description
10.7	Amended and Restated Registration Rights Agreement dated March 3, 2006 by and between the Registrant and each of Ronald F. Valenta, John O. Johnson, Marc Perez, Lawrence Glascott, David M. Connell, Manuel Marrero and James B. Roszak (incorporated by reference to Exhibit 10.5 to Registrant’s Form S-1/A filed March 8, 2006).

10.8	Form of Indemnification Agreement by and between the Registrant and each of Ronald F. Valenta, John O. Johnson, Marc Perez, Lawrence Glascott, David M. Connell, Manuel Marrero, James B. Roszak and Charles E. Barrantes (incorporated by reference to Exhibit 10.7 to Registrant’s Form S-1/A filed March 8, 2006).

10.9	2006 Stock Option Plan (incorporated by reference to Exhibit 10.1 to Registrant’s Form 10-Q for the quarter ended September 30, 2006).

10.10	Forms of Incentive Stock Option Agreement and Non-Qualified Stock Option Agreement used under the 2006 Stock Option Plan (incorporated by reference to Exhibit 10.2 to Registrant’s Form 8-K filed September 12, 2006).

10.11	Employment Agreement dated September 11, 2006 with Charles E. Barrantes (incorporated by reference to Exhibit 10.3 to Registrant’s Form 8-K filed September 12, 2006).

10.12	Fifth Amended and Restated Revolving Line of Credit Agreement, dated as of March 29, 2007, between Registrant and Ronald F. Valenta.*

10.13	Executive Services Agreement, dated July 4, 2006, between Royal Wolf Trading Australia Pty Ltd and Robert Allan.*

10.14	Executive Services Agreement, dated May 17, 2004, between Royal Wolf Trading Australia Pty Ltd and Peter Linden McCann.*

10.15	Executive Services Agreement, undated, between Royal Wolf Trading Australia Pty Ltd and James Harold Warren.*

10.16	Securities Purchase Agreement, dated as of September 13, 2007, among Registrant, GFN U.S. Australasia Holdings, Inc., GFN Australasia Holdings Pty Limited and Bison Capital Equity Partners II, LP.*

10.17	Senior Secured Subordinated Promissory Note, dated September 13, 2007, of GFN Australasia Finance Pty Limited.*

10.18	Form of Deed of Charge, dated as of September 13, 2007, between each of Registrant, GFN U.S. Australasia Holdings, Inc., GFN Australasia Holdings Pty Limited and GFN Australasia Finance Pty Limited, respectively, and Bison Capital Equity Partners II, LP.*

10.19	Warrants, dated September 13, 2007, of Registrant in favor of Bison Capital Australia, LP.*

10.20	Registration Rights Agreement, dated as of September 13, 2007, between Registrant and Bison Capital Australia, LP.*

10.21	Guaranty, dated as of September 13, 2007, by Registrant, GFN U.S. Australasia Holdings, Inc. and GFN Australasia Holdings Pty Limited in favor of Bison Capital Australia, LP.*

*	Filed herewith

Exhibit
Number	Exhibit Description
10.22	Shareholders Agreement, dated as of September 13, 2007, among Registrant, GFN U.S. Australasia Holdings, Inc. and Bison Capital Australia, LP.*

10.23	Royal Wolf Intercreditor Deed, dated as of September 13, 2007, among Registrant, Bison Capital Australia, L.P., Royal Wolf Trading Australia Pty Ltd, GFN Australasia Finance Pty Ltd, RWA Holdings Pty Ltd, GFN Australasia Holdings Pty Ltd, Royal Wolf Hi-Tech Pty Ltd, and Australia and New Zealand Banking Group Limited.*

10.24	Sublease, dated February 7, 2007, between Royal Wolf Trading Australia Pty Ltd and Tyne Container Services Pty Limited.*

10.25	Commercial Tenancy Agreement, dated October 31, 2006, between Royal Wolf Trading Australasia Pty Ltd and Corporate Banking Services Pty Ltd.*

10.26	Lease, dated October 1, 2006, between Royal Wolf Trading Australia Pty Ltd and GPF No. 3 Pty.*

10.27	Letter of Offer, dated September 10, 2007, to Royal Wolf Australia Group from Australia and New Zealand Banking Group Limited.*

10.28	Cross Guarantee and Indemnity, dated September 13, 2007, by GFN Australasia Holdings Pty Limited, GFN Australasia Finance Pty Limited, Royal Wolf Trading Australia Pty Limited, RWA Holdings Pty Limited and Royal Wolf Hi-Tech Ltd in favor of Australia and New Zealand Banking Group Limited.*

21.1	Subsidiaries of Registrant.*

*	Filed herewith.